UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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California Coastal Communities, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 15, 2006

SUPPLEMENT NO. 1
to
PROXY STATEMENT
of
CALIFORNIA COASTAL COMMUNITIES, INC.
for
ANNUAL MEETING OF STOCKHOLDERS ON JUNE 29, 2006

The following supplemental information is provided to the Proxy Statement of California Coastal Communities, Inc. dated April 28, 2006 that was delivered to you in connection with the solicitation of your proxy for use at our Annual Meeting of Stockholders to be held at the Company’s executive offices: 6 Executive Circle, Suite 250, Irvine, California on June 29, 2006 at 9:30 a.m. California time.

The information set forth below amends and restates, in its entirety, the information appearing under the same heading as page 11 of the Proxy Statement.

COMMON STOCK PRICE PERFORMANCE COMPARISON

The following Stock Price Performance Comparison shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 nor incorporated by reference into any document so filed.

The following graph illustrates the return during the past five years that would have been realized on December 31 of each year (assuming reinvestment of dividends) by an investor who invested $100 on December 31, 2000 in each of (i) our common stock, (ii) a peer group index (“Real Estate Index”), which consists of five real estate development and homebuilding companies, and (iii) the CoreData Composite Market Value Index.

Our peer group index includes the following companies: Brookfield Homes Corporation, Meritage Homes Corporation, Standard Pacific Corporation, Tejon Ranch Co. and William Lyon Homes.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG CALIFORNIA COASTAL COMMUNITIES, INC.,
HEMSCOTT INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON DEC. 31, 2000
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2005

	2000	2001	2002	2003	2004	2005
California Coastal Communities, Inc.	100.00	150.00	184.33	364.00	801.67	1307.67
Peer Group Index	100.00	118.74	138.73	272.87	377.70	469.83
Hemscott Index	100.00	88.54	70.33	93.63	105.02	112.46

As of May 12, 2006, the market value of our common stock as reported by the Nasdaq National Market was $33.97 per share.